UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 Amendment #9

DP & D, Inc.
(Name of small business issuer in its charter)
Commission File Number: 333-109903
Nevada	7299	47-0926492
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

4251 East Melody Drive
Higley, AZ 85236
(480) 396-6275
(Address and telephone number of principal executive offices)
4251 East Melody Drive
Higley, AZ 85236
(480) 396-6275
(Address of principal place of business or intended principal place of business)
Savoy Financial Group, Inc.
6767 W Tropicana Ave, Suite 207
Las Vegas NV 89103
(702)248-1027
(Name, address and telephone number of agent for service)
Copies to:
Harold P. Gewerter, Esq.
5440 West Sahara Avenue
Suite 202
Las Vegas, NV 89146

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [   ] _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

[    ]  _________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.

[    ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [   ]

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. [X]

CALCULATION OF REGISTRATION FEE

Tile of each class of securities to be registered	Dollar amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock	$100,000.00	$0.05	$100,000.00	$9.20

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Higley, State of Arizona on March 29, 2005.

DP & D, Inc.
(Registrant)

By: /s/ Dina L. Staheli, President & CEO

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Dina L. Staheli	President & CEO, Secretary, Treasurer, Director	March 29, 2005
Dina L. Staheli

/s/ Dina L. Staheli	Principal Financial Officer	March 29, 2005
Dina L. Staheli

/s/ Dina L. Staheli	Principal Accounting Officer	March 29, 2005
Dina L. Staheli